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                         RADIUS INC. SECTION 401(K) PLAN

                                   LOAN POLICY

                         AMENDED AS OF NOVEMBER 14, 1995


     Terms used in this Loan Policy shall have the same meanings as in the Radius Inc. Section 401(k) Plan (the "Plan").

     1. LOAN APPLICATION. Any Member may apply for a loan from the Plan. For purposes of this Loan Policy, the term "Member" means any participant or beneficiary who is a party in interest (as determined under ERISA Section 3(14)) with respect to the Plan. A Member must apply for each loan in writing with an application specifying the amount of the loan desired, the requested duration for the loan, the purpose for the loan and the source of security for the loan. The Committee will not approve any loan if a Member is not creditworthy.

     The principal amount will be funded first from the Member's rollover contribution account, if any, then from the vested interest in matching and additional contributions, if any, and finally, from elective contributions. All loans shall be withdrawn from the investment funds directed by the Member. The Plan will credit the interest earned on the promissory note and any principal payments paid by the Member to those investment funds in which the Member is investing his or her accounts at the time of such deposit, or in such other investment fund as the Committee may designate.

     2. LIMITATION ON LOAN AMOUNT/PURPOSE OF LOAN. The Committee will not approve any loan to a Member in an amount which exceeds 50% of his or her nonforfeitable account balance, as reflected by the books and records of the Plan immediately after the loan is made. The maximum aggregate dollar amount of loans outstanding to any Member may not exceed $50,000 minus the excess of the Member's highest outstanding loan balance during the one year period ending on the date of the loan over the current outstanding loan balance on loans from the Plan. A Member may not request a loan for less than $1,000 and all loans must be in multiples of $100. A Member may not receive more than two loans in any Plan Year. A Member is entitled to a loan for any purpose.

     3. TERMS OF LOAN. The Committee will document every loan in the form of a promissory note signed by the Member for (i) the face amount of the loan and
(ii) a commercially reasonable rate of interest. The Committee will determine the appropriate interest rate by obtaining at least one quote from a financial institution chosen by the Committee that is in the business of lending money. The interest rate quote(s) must take into account the term of the loan, the security on the loan, the creditworthiness of the Member, the intended use of the loan proceeds and must reflect a commercially reasonable rate for the geographical region in which the Member lives. If Members in the Plan live in different geographical regions, the Committee may establish a uniform commercially reasonable interest rate applicable to all regions based on information obtained from at least one region in which Members live. The Committee must reevaluate interest rates for loans made more than one month since the last loan made by the Plan.

     The interest rate for a loan of 5 years or less will be considered reasonable by Comerica, the Plan's trustee, if it falls within the range of the following guidelines:

     (a)  the prime rate of interest offered by Bank of America plus one point;

     (b) the prime rate of interest as published in THE WALL STREET JOURNAL plus one point;

     (c) the interest rate offered by Bank of America for similar personal secured loans; or

     (d)  the interest rate equal to the discount rate plus five points.

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     The range of rates applicable as a guideline for a 15-year loan (available only for the purchase of a principal residence) will be:

     (a) the rate of interest available from Bank of America for a 15-year conventional fixed rate mortgage;

     (b) a rate equal to the computed yield of the Federal Home Loan Mortgage Corporation (FREDDIE MAC) on 15-year mortgage commitments for delivery within 30 days for standard conventional fixed rate mortgages; or

     (c) a rate equal to the computed yield of the Federal National Mortgage Association (FANNIE MAE) on 15-year mortgage commitments for delivery within 30 days for standard conventional fixed rate mortgages.

     The Committee will determine whether the interest rate is commercially reasonable at the time the loan request is received.

     4. PAYMENT. The Committee will fix the term for repayment of any loan; provided however, that in no instance may the term of repayment be greater than 5 years, unless the loan qualifies as a home loan. The Committee may fix the term for repayment of a home loan for a period not to exceed 15 years. A "home loan" is a loan used to acquire a dwelling unit which, within a reasonable time, the participant will use as a principal residence.

     The loan must provide for at least quarterly payments under a level amortization schedule. All loans to Members shall be repaid through automatic payroll withholding in substantially equal amounts. If a Member with a loan outstanding terminates service with Radius, such Member may continue to make payment on such loan in accordance with a revised repayment schedule as described below. If the Member does not execute the necessary paperwork to provide for such continued repayment within 30 days following such Member's date of termination, the loan shall become immediately due and must be paid in full. All loans will be made in compliance with Regulation Z ("Truth in Lending") and Regulation B ("Equal Credit Opportunity").

     A terminated employee who selects to continue making payments on his or her loan rather than repay it in full will be provided with a revised payment schedule. Upon completion of the proper paperwork, the Member will receive his or her revised payment schedule from the Plan's trustee. It is the responsibility of the Member to comply with his or her revised payment schedule. The Plan's trustee and administrator will charge fees associated with the revised payment schedule. These charges will be deducted from the Member's account quarterly. Payments on the revised payment schedule will not be allocated to Member's choices of fund(s) until cleared.

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     5.   SECURITY FOR LOAN.  A Member must adequately secure each loan with an irrevocable pledge and assignment of no greater than 50% of the Member's nonforfeitable account balance. This pledge will form part of the promissory note signed by the Member.

     6. DEFAULT/RISK OF LOSS. A loan for which a scheduled repayment is delinquent for more than 60 days will be reviewed by the Committee to determine appropriate action. The Committee will treat any loan in default if:

     (a)  any scheduled payment remains unpaid for more than 120 days;

     (b) the Member makes or furnishes any representation or statement to the Plan with respect to his or her application which proves to have been false or incomplete in any material respect when made or furnished;

     (c) there is any loss, theft, damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy, seizure or attachment of or on the collateral, including a withdrawal of the Member's nonforfeitable account balance from the Plan;

     (d)  the death of the Member;

     (e) the dissolution, insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Member;

     (f)  the Member fails to comply with any term of the promissory note; and

     (g) the Member's account balance under the Plan and trust become distributable to him.

     Notwithstanding any provision of this Loan Policy, if a Member with a loan outstanding terminates service with Radius and does not execute the necessary paperwork to provide for continued repayment or pay the outstanding balance of such loan in full within 30 days of such Member's date of termination, the Committee will treat the loan as in default.

     The Member will have the opportunity to repay the loan and resume current status of the loan by paying any missed payment plus interest or, if distribution is available under the Plan, the Member may request distribution of an amount equal to the unpaid balance due under the promissory note. If the loan remains in default, the Committee has the option of foreclosing on any

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security it holds or, to the extent a distribution to the Member is permissible under the Plan, offset the Member's nonforfeitable account balance by the outstanding balance of the loan. If there are unpaid amounts remaining, it will be offset when the Member becomes entitled to a distribution.

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